Exhibit 10.4

NON-QUALIFIED DEFERRED COMPENSATION PLAN

SUMMARY PLAN DESCRIPTION

Each member of the board of directors of the Federal Home Loan Bank of Atlanta (the “Bank”) has the opportunity to defer all or a portion of the amount of their compensation through a Non-Qualified Deferred Compensation Agreement, (the “Agreement”). This non-qualified deferred compensation arrangement is not required to have protections found in the Bank’s qualified plans.

1.	Compensation Deferral

The Director can irrevocably elect to defer compensation for a designated period of time. The minimum amount that may be deferred for the deferral period is $10,000. The Bank will credit this amount to a book reserve (the “Deferred Compensation Account”) maintained by the Bank along with gains and losses credited thereon as provided in Section 2 below. Any election shall continue in force throughout the calendar year in which made, and throughout successive calendar years until the Director notifies the Bank, in writing, of his election to change the portion of compensation deferred or not to defer receipt of any compensation for years commencing after the date of such notice. The minimum deferral period is three years.

2.	Deemed Gains and Losses

Deemed gains and losses shall be credited from time to time on the balance of the Director’s Deferred Compensation Account. Such deemed investment gains and losses shall be based upon such hypothetical investment options as the Board of Directors shall make available to the Director from time to time. A Director may request how his Deferred Compensation Account shall be allocated among such investment options in increments of not less than one percent (1%), but the Board of Directors or its delegate may in its sole discretion override any such request, and, if so, the Board of Directors or its delegate may allocate such funds in a different manner. A Director may make investment requests on a daily basis, using such electronic or other media as the Board of Directors may permit. Investment requests shall be subject to such additional rules and conditions as the Board of Directors may prescribe from time to time (including a delay in implementing such request, in order to give the Board of Directors or its delegate an opportunity to override such request). Unless otherwise changed by an amendment to or termination of the Agreement consistent with its terms, deemed gains and losses on any declining balance should the Director elect installment payments on the Compensation Deferral Election Form shall be credited consistent with the Agreement.

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In the event that the Bank establishes a grantor trust to aid in meeting its obligations under the agreement, interest shall accrue at the rate of return earned on the invested assets in the trust. That rate of return may be more or less than the Bank’s rate of return on equity.

3.	Status of Obligations

As a non-qualified deferred compensation arrangement, the Bank’s obligations under the Agreement are unfunded and not secured in any manner and represent merely a contractual promise to pay any deferred amounts and related interest, if any. As to the contractual promise, the Director has the status of an unsecured creditor with no rights or priority over any other unsecured creditor of the Bank.

4.	Payment of Benefits

Compensation may be deferred until (a) separation from service (b) the date which is 12 months following separation from service or (c) a period of not less than three years from the date of the election. The Director can elect to receive payments of the deferred amounts as follows:

•	Lump Sum, or

•	In two-five annual installments.

A change may be made in the date of payment or form of payment only by executing an Exhibit Bl Form attached to the Agreement at least twelve (12) months before the earlier of (i) the date the Director separates from service; or (ii) the fixed payment date the Director previously elected.

5.	Irrevocable Election

The election to defer income is irrevocable effective only with respect to compensation otherwise payable after the date of delivery of an executed Compensation Deferral Election Form to the President of the Bank.

6.	Designation of Beneficiaries

If the Director dies before all payments hereunder are made, the unpaid balance will continue to be paid to the Director’s designated beneficiary in the manner indicated on the Compensation Deferral Election Form. The Director may change such designation at any time by delivering to the Bank in writing a new beneficiary designation. Payment shall be paid to the estate of the Director if no beneficiary has been selected or survives the Director.

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7.	Nonalienability

The Director has no right to assign, transfer, pledge, or encumber the deferred compensation or other benefits under the Agreement except in the event of an unforeseeable emergency or total disability which is expected to last more than six months or by will or by the laws of descent and distribution. In the event of an unforeseeable emergency or total disability, an application for premature distribution with sufficient documentation must be submitted to the Bank.

8.	Terms of Agreement

This description is subject to the terms and conditions in the Agreement and the related Election Form.

-THE END-

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Exhibit A

Non-Qualified Deferred Compensation Agreement

(Directors)

THIS AGREEMENT made and entered into this                      day of                     , 200    , by and between the Federal Home Loan Bank of Atlanta, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309 (the “Bank”), and                              (the “Director”).

WHEREAS, the Bank recognizes the valuable contributions which the Director may make to the success of the Bank; and

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein, the parties hereto actually agree as follows:

1. Crediting of Compensation. The Bank shall credit to a book reserve (the “Deferred Compensation Account”) maintained by the Bank an amount equal to (i) the amount the Director elects to defer pursuant to the Compensation Deferral Election Form attached hereto as Exhibit “B” and incorporated herein by reference and (ii) deemed gains and losses credited thereon as provided in Section 2 below. The minimum amount that may be deferred shall be $10,000. Said election shall be irrevocable and shall be effective only with respect to compensation otherwise earned after January 1, 1997 and after the date of delivery of an executed Compensation Deferral Election Form to the President of the Bank. Any election shall continue in force throughout the calendar year in which made, and throughout successive calendar years until the Director shall notify the President of the Bank, in writing, of his election to change the portion of compensation deferred or not to defer receipt of any compensation for years commencing after the date of such notice.

2. Deemed Gains and Losses. Deemed gains and losses shall be credited from time to time on the balance of the Director’s Deferred Compensation Account. Such deemed investment gains and losses shall be based upon such hypothetical investment options as the Board of Directors shall announce to the Director from time to time. A Director may request how his Deferred Compensation Account shall be allocated among such investment options in increments of not less than one percent (1%), but the Board of Directors or its delegate may in its sole discretion override any such request, and, if so, the Board of Directors or its delegate may allocate such funds in a different manner. A Director may make investment requests on a daily basis, using such electronic or other media as the Board of Directors may permit. Investment requests shall be subject to such additional rules and conditions as the Board of Directors may prescribe from time to time (including a delay in implementing such request, in order to give the Board of Directors or its delegate an opportunity to override such request). The Bank shall not be required under any circumstance to obtain an actual investment vehicle which reflects the investment request made by the Director, nor shall the Board’s acceptance of a Director’s investment request give the Director a right or interest in any specific assets of the Bank. Unless otherwise changed by an amendment to or termination of this Agreement consistent with its terms, deemed gains and losses on any declining balance should the Director elect installment payments on the Compensation Deferral Election Form shall be credited consistent with this paragraph.

3. Payment of Benefits. The Bank shall pay to the Director an amount equal to the value of the Deferred Compensation account at such time and in such manner as the Director elects on the Compensation Deferral Election Form attached hereto as Exhibit B. The elections made by the Director on such form may be changed only by executing a new Form attached hereto as Exhibit B1 and which complies with the conditions stated thereon. If the Director should die before all payments hereunder are made, the unpaid balance will continue to be paid to the Director’s designated beneficiary in the manner indicated on the Compensation Deferral Election Form. Such designation may be changed by the Director at any time by delivering to the Bank in writing a new beneficiary designation. Payment shall be made to the estate of the Director if no beneficiary has been selected or survives the Director.

4. Status of Obligations. The Bank shall, at all times, retain title to, and beneficial ownership, of any assets earmarked by the Bank to pay the deferred compensation provided hereunder, and neither the Director nor his designated beneficiary shall have any property interest whatsoever in any specific assets of the Bank. The Bank’s obligations hereunder are not secured in any manner whatsoever and constitute simply a contractual promise to pay such amounts. As to the Bank’s contractual promise, the Director will have the status of an unsecured creditor of the Bank, with no rights or priority over any other unsecured creditor of the Bank.

5. Source of Benefits. All payments of benefits under the Agreement shall be paid from, and shall only be a general claim upon, the general assets of the Bank, notwithstanding that the Bank, in its discretion, may establish a bookkeeping reserve or a grantor trust (as such term is used in Sections 671 through 677 of the Code) to reflect or to aid it in meeting its obligations under the Agreement with respect to the Director or designated beneficiary. The Director shall have no right, title or interest whatsoever in or to any investments which the Bank may make or any specific assets which the Bank may reserve to aid it in meeting its obligations under the Agreement. To the extent that any person acquires a right to receive payments from the Bank under the Agreement, such right shall be no greater than the right of an unsecured general creditor of the Bank.

6. Nonalienability. The right of the Director or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution. A Director may apply for a premature distribution of the Director’s Deferred Compensation Account in the event of: (a) unforeseeable emergency (an unanticipated emergency beyond the control of the Director that would cause financial hardship to the Director if funds were not available); or (b) total disability which is expected to last longer than six months. An application for a premature distribution shall be made in writing to a committee comprised of the Chairman of the Board of Directors, the President of the Bank, and the Bank’s General Counsel. Sufficient documentation shall accompany the application evidencing the Director’s serious financial hardship or disability. The decision of the committee shall be final and no action by the Board of Directors shall be required.

7. No Right to Employment. Neither this Agreement nor any action taken hereunder shall be construed as conferring upon the Director the right to continue to serve the Bank as a Director or in any other capacity for any period.

8. Administration. The Board of Directors of the Bank or their duly appointed delegates shall have authority to construe and administer this Agreement.

9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Bank, its successors, and assigns and the Director and his heirs, executors, administrators, and legal representatives.

10. Taxes. The Bank shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

11. Amendment or Termination. The Board of Directors of the Bank may, in its absolute discretion, without notice any time and from time to time, modify or amend, in whole or in part, any or all provisions of the Agreement, or suspend or terminate it entirely. Such modification, amendment, suspension or termination may not, without his consent, apply to or affect the payment or distribution to the Director for any amounts credited to him or any period ended prior to the effective date of such modification, amendment, suspension or termination.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Georgia.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officers and the Director has hereunto set his hand and seal as of the date first above written.

Director Signature:

FEDERAL HOME LOAN BANK OF ATLANTA

By:
Authorized Officer

ATTEST:

Secretary

(Seal)

Exhibit B

COMPENSATION DEFERRAL ELECTION FORM

(Bank Officer- Compensation Deferred After January 1, 2005)

I,                                                                      , hereby elect to defer the receipt of             % of the amount of incentive compensation otherwise payable to to me by the Federal Home Loan Bank of Atlanta (the “Bank”) after                                  and before                                 . I further elect to defer the receipt of              % of the amount of regular compensation paid to me each pay period by the Bank for services to be performed by me after the date of this agreement and before                                         . Said elections are made pursuant to the provisions of Paragraph 1 of the Nonqualified Deferred Compensation Agreement, dated                     , 20          , between the Bank and the undersigned and are subject to all terms and conditions of said Agreement, including the requirement that the minimum amount deferred shall be $10,000.

I hereby request that said deferred amounts be paid to me at the following time (choose one):

(  ) upon my separation from service;

(  ) upon the date which is twelve (12) months following my separation from service; or

(  ) on                          (insert a date no less than three years from the date of this election).

I hereby request that said deferred amounts be paid to me as follows:

(  ) In a single lump sum;

(  ) In a series of two-five annual installment payments. Record number of desired installment payments             .

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In the event of my death prior to receiving the amounts payable to me as a result of my election, I hereby designate the following beneficiary to receive the balance of such unpaid amounts to be paid on the same date or dates as set forth in the immediately preceding paragraph:

Name

Address

Social Security Number __________________

I understand that this election may be changed only by executing a new Form attached to my Non-Qualified Deferred Compensation Agreement as Exhibit Bl and which complies with the conditions stated thereon, and that the obligation of the Bank to pay the deferred amounts to me in the future is not funded in any way and that I have no right to assign, anticipate, or pledge said amounts, except as otherwise provided in Paragraph 6 of the above referenced Agreement.

This              day of                     , 20    .

Employee Signature

(Notary Public)

Accepted by:

FEDERAL HOME LOAN BANK OF ATLANTA

By:
Authorized Officer	Date

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